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                                                           EXHIBIT 23.2

                    Consent of Certified Public Accountants

We consent to the incorporation by reference of those reports described below under the caption Reports, in the December 31, 1996 Form 10-K in the following registration statements of CoreStates Financial Corp.:

        (a) The Registration Statement (Form S-8, No. 33-5874), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 2-91176), the Registration Statement (Form S-8 No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan,

        (b) The Registration Statement (Form S-8, No. 33-32934) and prospectus relating to shares of the Corporation's Common Stock issuable under the CoreStates Employee Stock Ownership and Savings Plan,

        (c) The Registration Statement (Form S-3, No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan,

        (d) The Registration Statement (Form S-3, No. 57034) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation,

        (e) The Registration Statement (Form S-3, No. 33-54049) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities and warrants issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation,
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        (f)  The Registration Statement (Form S-4, as amended by Form S-8, No.
             33-48422) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation,

        (g) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-51429) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp,

        (h) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-53539) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc.,

        (i) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-55505) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Germantown Savings Bank,

        (j)  The Registration Statement (Form S-4, as amended by Form S-8,
             No. 33-300067) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Meridian Bancorp, Inc.,

        (k) The Registration Statements (Form S-3, Nos. 33-54049 and 333-2297) and prospectus and prospectus supplement pertaining to $1,750,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation,
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        (l)  The Registration Statement (Form S-3, No. 033-40717) and prospectus relating to shares of the Corporation's Common Stock issuable under the Dividend Reinvestment Plan,

        (m) The Registration Statement (Form S-8, No. 333-16569) and prospectus relating to shares of the Corporation's Common Stock issuable under the QuestPoint Savings Plan.

                                        Reports
                                        -------
          . Our report dated January 17, 1996, except as to Note 2, which is as of February 23, 1996, with respect to the consolidated balance sheets of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that Meridian Bancorp, Inc. adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Post employment Benefits, in 1994.

          . Our report dated January 16, 1996, except for Note 20, which is as of February 23, 1996, with respect to the consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows, for each of the years in the two-year period ended December 31, 1995. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that United Counties Bancorporation adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994.




                                                 /s/ KPMG Peat Marwick LLP

          Philadelphia, Pennsylvania
          March 21, 1997